EXHIBIT 23.2




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                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
Diversified Corporate Resources, Inc.


We hereby consent to the incorporation by reference in the registration statement of Diversified Corporate Resources, Inc. on Form S-8 of our report dated April 9, 1996, on our audit of the consolidated statements of operations, stockholder's equity (capital deficiency) and cash flows and financial statement schedule of Diversified Corporate Resources, Inc. and Subsidiaries for the year ended December 31, 1995, which report is included in the Annual Report on Form 10-K (No. 001-13431).


                                                    /s/ Weaver & Tidwell, L.L.P.
                                                    ----------------------------
                                                    WEAVER & TIDWELL, L.L.P.

Dallas, Texas
June 10, 1998




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